UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     Form 8-K

                                  CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
         DATE OF REPORT (date of earliest event reported) July 14, 2005

                         Commission file number: 0-29836


		               MYCOM GROUP, INC.
    ______________________________________________________________________
      (Exact name of small business issuer as specified in its charter)

          Nevada                                        33-0677545
    ______________________________________________________________________
     (State or other jurisdiction of 	  (IRS Employer Identification No.)
      incorporation or organization)

		    602 Main Street, Cincinnati, Ohio  45202
    ______________________________________________________________________
                   (Address of principal executive offices)

	                       (513) 352-5560
    ______________________________________________________________________
                         (Issuer's telephone number)



    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [ ] Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)
    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)
    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
        Exchange Act (17 CFR 240.14d-2(b))
    [ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 8.01               Other Events.

Mycom Group, Inc. announces pending sale of Managed Services Division and mailMAX Technoloy to SecurePipe.



Exhibit No.

99.1                    Press Release. (filed herewith)


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 18, 2005                      Mycom Group, Inc.

                                      By: /s/Rob R. Bransom
                                         _______________________________
                                      Name: Rob R. Bransom
                                      Title: Chief Executive Officer





Exhibit 99.1

Mycom To Sell Managed Services Division and mailMAX Technology To SecurePipe (7-15-05)

CINCINNATI--(BUSINESS WIRE) July 15, 2005 - Mycom Group, Inc., a technology products, managed services, reseller and software development company, whose stock is traded on the over the counter market (OTCBB:MYCM), today announced it has entered into an Agreement with SecurePipe Inc. for the sale of the assets of Mycom's Managed Services Division and for the mailMAX(TM) Email Filtering Technology. The terms of the sale, which will include cash, assumption of certain liabilities, and royalty, will be announced at a later date. Closing is expected to take place within the next 45-60 days.

Mycom's CEO, Rob Bransom stated, "The pending sale of mailMAX, secureMax, serverMAX technology and our managed services division to SecurePipe represents a major step forward in our plan for repositioning the focus of the Mycom Group and strengthening the Company's financial condition. It will provide working capital and allow Mycom to reduce debt and seek merger and acquisition opportunities."

After the sale, Mycom will focus on a new direction "Our strategy for growth is being revised and will be aimed at a new business category for Mycom", said Bransom. "We will continue to seek acquisition opportunities that will compliment our existing divisions, and provide improved cash flow and EBIDA."

Mycom will continue to operate its' largest division, Broughton International, a software, hardware and services reseller to businesses throughout North America. The company will also continue to operate its' Technical Services division which provides networking and on-site systems services for businesses in the Ohio, Indiana and Kentucky tri-state area. Revenue from these remaining Mycom divisions was approximately $5.8MM in 2004.

"We are enthused about how well this division of Mycom complements our suite of managed security services", commented Art Roldan, CEO of SecurePipe. "Email communications play a central role in today's business environment. Ensuring that these communications are secure and available without
interruption requires state-of-the-art solutions.   This acquisition will
increase our client base, and brings technologies that enhance our ability to satisfy the regulatory compliance requirements of our clients", said Roldan.

This acquisition will position SecurePipe as a leading provider in the growing
market for secure managed email services.    "We will now be able to accelerate
the integration of emerging security-related features and functionality that are growing more important to the secure delivery, retention and analysis of email messages", said Roldan.

As part of the agreement between the two companies, SecurePipe will employ certain key personnel and engineering staff. Mycom will continue to distribute mailMAX managed services operating as a reseller for Secure Pipe. "Mycom will make a great addition to our partner network", said Roldan. "We look forward to building upon their strong presence in Cincinnati and throughout the tri-state region", he concluded.

About SecurePipe
SecurePipe, headquartered in Illinois, delivers managed network security services to financial institutions and distributed enterprises wrestling with escalating regulatory requirements. A best of breed blend of disciplined process, expert people and proven technology underlies SecurePipe's comprehensive suite of managed services which are delivered from its state of the art network operations center staffed 24x7x365 by security engineers. No other managed network security service offers a comparable breadth and depth of services at such an affordable price. Please visit SecurePipe at www.securepipe.com. For more information, please contact Jim Brintnall at 847-940-0025 x15 or jbrintnall@securepipe.com.

About Mycom Group Inc.
The Mycom Group, Inc. is a technology solutions and managed services provider to businesses and organizations throughout North America. It markets a wide range of software, hardware, enterprise solutions and technology services. Mycom develops and markets new applications and services using the mycomPRO(R) brand name, and as a private label. Mycom, headquartered in Cincinnati, Ohio, is on the web at www.mycom.com. For additional information contact:

Mycom Group Investor Relations  pr@mycom.com

NOTE: This Mycom Group press release may contain certain forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws. Such statements are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. Important risks and uncertainties, among others, that could cause actual results to differ materially from those described in these statements include the strength of the U.S. economy and other factors. For additional information about Mycom Group, Inc. please refer to the current Forms 10-KSB and 10-QSB as filed with the Securities and Exchange Commission.